UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 14, 2011
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 14, 2011, Kerr-McGee Gathering LLC (“KMGG”), a wholly-owned subsidiary of Western Gas Partners, LP (the “Partnership”), and the Partnership entered into a Purchase and Sale Agreement (the “Agreement”) with Encana Oil & Gas (USA) Inc. (“Encana”). Pursuant to the terms of the Agreement, KMGG has agreed to acquire certain midstream assets from Encana for $303.3 million (the “Acquisition”). These assets are located in the Denver-Julesburg Basin, northeast of Denver, Colorado, and consist of (i) an approximately 1,054-mile natural gas gathering system and related compression and other ancillary equipment; and (ii) gas processing facilities with current cryogenic capacity of 84 MMcf/d. The closing of the Acquisition is subject to the satisfaction of certain conditions and potential adjustments, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Partnership expects the Acquisition to close in the first quarter of 2011. Pursuant to the Agreement, Encana has agreed to indemnify KMGG against certain losses resulting from any breach of Encana’s representations, warranties, covenants or agreements, and for certain other matters. KMGG has agreed to indemnify Encana against certain losses resulting from any breach of KMGG’s representations, warranties, covenants or agreements. Upon the closing of the Acquisition, the Partnership and Encana also expect to enter into a gas gathering and processing agreement under which KMGG will gather and process natural gas for Encana in the Denver-Julesburg Basin.
The Partnership expects to fund the consideration for the Acquisition through borrowings under its revolving credit facility.
The above summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
2.1#	Purchase and Sale Agreement, dated as of January 14, 2011, by and among Western Gas Partners, LP, Kerr-McGee Gathering LLC and Encana Oil & Gas (USA) Inc.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP
	By:	Western Gas Holdings, LLC, its general partner

Dated: January 18, 2011	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

2.1#	Purchase and Sale Agreement, dated as of January 14, 2011, by and among Western Gas Partners, LP, Kerr-McGee Gathering LLC and Encana Oil & Gas (USA) Inc.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.